                                 EXHIBIT 10.2

                       RESTRICTED STOCK PURCHASE AGREEMENT
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         THIS AGREEMENT is made and entered into this 3rd day of October, 2000, between The Goodyear Tire & Rubber Company, an Ohio corporation, with its principal office at 1144 East Market Street, Akron, Ohio 44316-0001 (hereinafter referred to as the "Company"), and Robert J. Keegan, President and Chief Operating Officer of the Company, residing at 212 Royal View, Pittsford, NY 14534 (hereinafter referred to as "Mr. Keegan").

                                WITNESSETH: THAT

         WHEREAS, Mr. Keegan became an employee of the Company on October 1, 2000 and was elected President and Chief Operating Officer of the Company by the Board of Directors of the Company effective October 1, 2000; and

         WHEREAS, the Compensation Committee of the Board of Directors of the Company deemed it in the best interest of the Company and in furtherance of the purposes of the 1997 Performance Incentive Plan of The Goodyear Tire & Rubber Company (the "Plan") to award restricted shares of the Common Stock, without par value, of the Company (the "Common Stock") to Mr. Keegan pursuant to the Plan on and subject to the terms, conditions and restrictions set forth herein; and

         WHEREAS, in accordance with action duly taken by the Compensation Committee of the Board of Directors and by the Board of Directors, the following sets forth the terms, conditions and restrictions of the award.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

SECTION 1.  AWARD; PURCHASE AND SALE OF SHARES.
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         The Company awards pursuant to the Plan and agrees to sell to Mr. Keegan, and Mr. Keegan agrees to subscribe for and purchase from the Company, on and subject to the terms and conditions set forth in this Agreement, 50,000 shares of the Common Stock (the "Shares") at a purchase price of one cent ($.01) per share. The aggregate purchase price of $500 for the Shares shall be paid by Mr. Keegan by check, payable to the order of the Company, or by such other method as may be acceptable to the Company. The purchase and sale shall be consummated at the principal offices of the Company at such time as shall be agreed upon by the Company and Mr. Keegan, but in no event later than October 31, 2000. Upon receipt of the purchase price, the Company will cause a certificate or certificates for the Shares to be issued to Mr. Keegan as the registered owner thereof. Upon the purchase and issuance of the Shares, Mr. Keegan will be entitled to receive dividends and exercise voting rights. Mr. Keegan agrees that the Shares shall be subject to the restrictions on transfer set forth in Section 2 of this Agreement and to the Purchase Option set forth in
Section 3 of this Agreement. Mr. Keegan hereby agrees that the Company shall retain, at its principal offices, possession of the certificate or certificates representing the Shares, duly endorsed in blank by Mr. Keegan or with duly executed stock power(s) attached, all in a form suitable for the transfer of the Shares.

SECTION 2.  RESTRICTIONS ON TRANSFER.
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         Mr. Keegan shall not have the right or power to, and shall not, sell, assign, transfer, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise, any of the Shares, or any interest therein, so long as and to the extent that the Shares are subject to the Purchase Option of the Company provided for at Section 3 of this Agreement.

SECTION 3.  COMPANY PURCHASE OPTION.
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         A. The Company shall have the right and option to purchase all of the Shares from Mr. Keegan for one cent ($.01) per share (the "Option Price"), if Mr. Keegan ceases to be employed by the Company for any reason (the "Purchase Option"), except as expressly provided in Subsection B of this Section 3. The Purchase Option of the Company will expire on October 3, 2002 if Mr. Keegan has been continuously employed from the date of this Agreement through October 3, 2002.

         B. In the event Mr. Keegan ceases to be an employee of the Company at any time subsequent to October 2, 2001 by reason of his death or total disability (as defined in the Company's Long Term Disability Benefits for Salaried Employees Plan (the "LTDB Plan")), the Purchase Option shall thereupon terminate in respect of that number of the Shares which is equal to the product of (i) 50,000, multiplied by (ii) a fraction the numerator of which is the number of full calendar months elapsed during the period beginning on October 3, 2000 and ending on the date of the death or total disability (as defined in the LTDB Plan) of Mr. Keegan, and the denominator of which is 24.

         C. Notwithstanding anything herein to the contrary, in the event that a Change in Control (as defined at Section 13 of the Plan) shall occur at any time after October 3, 2001, the Purchase Option of the Company shall automatically terminate in respect of all of the Shares on the date on which such Change in Control occurs.

         D. The Company may exercise the purchase option by delivering or mailing to Mr. Keegan, or to his estate at his address, written notice of exercise within 60 days after the termination of Mr. Keegan's employment with the Company, which notice shall specify the number of Shares to be purchased. The Company shall thereafter tender to Mr. Keegan or his estate the option price in respect of that number of Shares being purchased within 90 days after Mr. Keegan's termination of employment with the Company. If and to the extent the Purchase Option is not exercised within the aforesaid 60-day period, or the purchase is not completed within the aforesaid 90-day period, as the case may be, the Purchase Option of the Company shall automatically expire.

         E. After the time when any of the Shares are required to be transferred to the Company pursuant to Subsection A of this Section 3, the Company shall not pay any dividend to Mr. Keegan on account of those Shares, or permit Mr. Keegan to exercise any of the privileges or rights of a shareholder with respect to those Shares, but shall, insofar as permitted by law, treat the Company as the owner of the Shares.

SECTION 4.  EFFECT OF PROHIBITED TRANSFER.
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         The Company shall not be required (a) to transfer on its books any of the Shares that shall have been, or are purported or represented to have been, sold or transferred in violation of any of the provisions of this Agreement; or
(b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been, or are purported or represented to have been, so sold or transferred.

SECTION 5.  RESTRICTIVE LEGEND.
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         All certificates representing the Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under Federal or state securities laws:

                           The shares of stock represented by this certificate are subject to restrictions on transfer and conditions of forfeiture set forth in the Restricted Stock Purchase Agreement, dated October 3, 2000, between the Company and Mr. Robert J. Keegan, which agreement is on file with, and available for inspection without charge at the office of, the Secretary of the Company at 1144 East Market Street, Akron, Ohio 44316-0001.

SECTION 6.  CERTAIN RESALE LIMITATIONS.
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         A. The Shares have been registered under the Securities Act for issuance pursuant to the Plan. Mr. Keegan acknowledges that in the event he shall be deemed to be an "affiliate" of the Company (within the meaning of that term as used in Rule 144 promulgated under the Securities Act of 1993), a sale of all or a portion of the Shares will be subject to certain provisions of said Rule 144 under the Securities Act.

         B. Mr. Keegan agrees that he will not sell, transfer, or otherwise dispose of any of the Shares except in conformance with all applicable provisions of the Securities Act and that the Company shall have no obligation to cause the registration of the Shares for resale by Mr. Keegan if he is an "affiliate".

         C. A legend substantially in the following form will be placed on the certificate or certificates representing the Shares:

                           The shares represented by this certificate may not be sold, transferred, or otherwise disposed of in the absence of an effective registration statement under that Act or an opinion of counsel satisfactory to the Company to the effect that registration is not required.

SECTION 7.  ADJUSTMENTS.
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         If from time to time during the period the Shares are subject to the restrictions on transfer set forth in this Agreement or the Purchase Option of the Company is in effect in whole or in part there is any stock split-up, stock dividend, stock distribution, or other reclassification of the Common Stock of the Company, or any merger, consolidation, or sale of substantially all of the assets of the Company, any and all new, substitute, or additional securities to which Mr. Keegan is entitled by reason of his ownership of the Shares shall be subject immediately to the award (and be included as "Shares" therein), the restrictions on the transfer of the Shares set forth in this Agreement, the Purchase Option of the Company, and the other provisions of this Agreement in the same manner and to the same extent as the Shares. The Purchase Option of the Company and the Option Price and the other terms of the award shall be adjusted appropriately. If as a result of any adjustment which requires the calculation of the number of Shares, the number so computed is not a whole number, the number of Shares shall be the number computed rounded down to the next whole number. Any adjustment consistent with the provisions hereof made by the Compensation Committee of the Board of Directors shall be binding on Mr. Keegan.

SECTION 8.  WITHHOLDING TAXES.
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         A. Mr. Keegan acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to his any federal, state, or local taxes of any kind required by law to be withheld with respect to the Shares.

         B. If Mr. Keegan elects in accordance with Section 83(b) of the Internal Revenue Code to recognize ordinary income in respect of the Shares in 2000, the Company will require, at the time of that election, that Mr. Keegan make an additional payment to the Company for withholding taxes, the amount of which shall be based on the difference, if any, between the purchase price of the Shares and the fair market value of the Shares as of the date of the purchase of the Shares by Mr. Keegan.

SECTION 9.  SEVERABILITY.
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         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

SECTION 10.  WAIVER.
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         Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

SECTION 11.  BINDING EFFECT.
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         This Agreement shall be binding upon, and inure to the benefit of, the Company and Mr. Keegan and their respective heirs, executors, administrators, legal representatives, successors and assigns.

SECTION 12.  NO RIGHTS TO EMPLOYMENT.
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         Nothing contained in this Agreement shall be construed as giving Mr. Keegan any right to be retained, in any position, as an employee of the Company.

SECTION 13.  NOTICE.
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         Any notice required or permitted hereunder shall be deemed served if personally delivered, delivered by courier service or mailed by registered or certified mail, postage prepaid, and properly addressed to the respective party to whom such notice relates, at the addresses set forth in this Agreement or at such different addresses as shall be specified by a notice given in the manner herein provided.

SECTION 14.  ENTIRE AGREEMENT.
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         This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether oral or written, pertaining to the Shares or otherwise relating to the subject matter of this Agreement.

SECTION 15.  AMENDMENT.
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         This Agreement may be amended or modified only by a written instrument executed by both the Company and Mr. Keegan.

SECTION 16.  GOVERNING LAW.
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         This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        THE GOODYEAR TIRE & RUBBER COMPANY

                                        By:  /s/ S. G. Gibara
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                                               Chairman of the Board and
                                                Chief Executive Officer

                                        Attest:  /s/ Bertram Bell
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                                                  Assistant Secretary

                                             /s/ Robert J. Keegan
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                                                    Robert J. Keegan